EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned manager of NACG Finance LLC, a Delaware limited liability company (the “Company”), hereby constitutes and appoints John D. Hawkins and R. Kent Wallace, and each of them (with full power to each of them to act alone), the undersigned’s true and lawful attorney-in-fact and agent, for the undersigned and on the undersigned’s behalf and in the undersigned’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission a registration statement on Form F-4 or S-4 (or other appropriate form), for the purpose of registering up to US$200,000,000 of 8 3/4% Exchange Senior Notes due 2011 of North American Energy Partners Inc., a Canadian federal corporation (the “Corporation”), and the guarantee thereof given by the Company, to be offered in exchange for the Corporation’s outstanding 8 3/4% Senior Notes due 2011, and the guarantee thereof given by the Company, together with all amendments thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereto signed this power of attorney this 15th day of December, 2003.

/s/ Ron Crawford

Ron Crawford

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of North American Energy Partners Inc., a Canadian federal corporation (the “Corporation”), and of North American Construction Group Inc., a Canadian federal corporation (the “Guarantor”), hereby constitutes and appoints John D. Hawkins and R. Kent Wallace, and each of them (with full power to each of them to act alone), the undersigned’s true and lawful attorney-in-fact and agent, for the undersigned and on the undersigned’s behalf and in the undersigned’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission a registration statement on Form F-4 or S-4 (or other appropriate form), for the purpose of registering up to US$200,000,000 of 8¾% Exchange Senior Notes due 2011 of the Corporation, and the guarantee thereof given by the Guarantor, to be offered in exchange for the Corporation’s outstanding 8¾% Senior Notes due 2011, and the guarantee thereof given by the Guarantor, together with all amendments thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has hereto signed this powers of attorney, or a counterpart hereof, this 15th day of December, 2003.

/s/ William C. Oehmig William C. Oehmig	/s/ Gary K. Wright Gary K. Wright

/s/ Jean-Pierre L. Conte Jean-Pierre L. Conte	/s/ Peter Schweinfurth Peter Schweinfurth

/s/ K. Rick Turner K. Rick Turner	/s/ John A. Brussa John A. Brussa

/s/ Jim G. Gardiner Jim G. Gardiner	/s/ Donald R. Getty Donald R. Getty

/s/ Martin Gouin Martin Gouin